Exhibit 10.2

GUARANTEE AGREEMENT

WACCAMAW BANKSHARES, INC.

JULY 18, 2008

i

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (the “Guarantee”), dated as of July 18, 2008, is executed and delivered by Waccamaw Bankshares, Inc., a North Carolina corporation (the “Guarantor”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Waccamaw Statutory Trust II, a Delaware statutory business trust (the “Issuer”).

WHEREAS, pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of July 18, 2008, among the trustees of the Issuer, the Guarantor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer (i) is issuing on the date hereof up to 4,000 preferred securities, having an aggregate liquidation amount of up to $4,000,000, such preferred securities being designated the Floating Rate Preferred Securities (collectively, the “Preferred Securities”).

WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation

In this Guarantee, unless the context otherwise requires:

(a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b) terms defined in the Trust Agreement as of the date of execution of this Guarantee have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee;

(c) a term defined anywhere in this Guarantee has the same meaning throughout;

(d) all references to “the Guarantee” or “this Guarantee” are to this Guarantee as modified, supplemented or amended from time to time;

(e) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified; and

(f) a reference to the singular includes the plural and vice versa.

As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

“Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

“Business Day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York, Wilmington, Delaware or Whiteville, North Carolina are authorized or required by law or executive order to close.

“Common Securities” means the securities representing common undivided beneficial interests in the assets of the Issuer.

“Corporate Trust Office” means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means any Holder or beneficial owner of Preferred Securities.

“Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Guarantee; provided, that except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee and shall not have cured such default within thirty (30) days after receipt of such notice.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the prepayment price, including all accumulated and unpaid Distributions to the date of prepayment (the “Prepayment Price”) to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Preferred Securities called for prepayment by the Issuer, and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Notes to the Holders in exchange for Preferred Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law.

“Guarantee Trustee” means Wilmington Trust, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

“Holder” shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor.

“Indemnified Person” means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

“Indenture” means the Indenture dated as of July 18, 2008, between the Guarantor (the “Note Issuer”) and Wilmington Trust, as trustee, pursuant to which the Notes are to be issued to the Property Trustee of the Issuer.

“Majority in liquidation amount of the Preferred Securities” means a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on prepayment, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

“Notes” means the series of subordinated debt securities of the Guarantor designated the Floating Rate Junior Subordinated Deferrable Interest Notes due October 1, 2038 held by the Property Trustee (as defined in the Trust Agreement) of the Issuer.

“Officers’ Certificate” means, with respect to any person, a certificate signed by two of the following: the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Controller, the Secretary, an Assistant Secretary, the Treasurer or Assistant Treasurer of the Guarantor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer’s Certificate;

(c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Other Notes” means all junior subordinated notes issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

“Other Guarantees” means all guarantees hereafter issued by the Guarantor with respect to preferred securities (if any) similar to the Preferred Securities issued by other trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Responsible Officer” means, with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office with direct responsibility for administration of the Trust, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Securities” means the Common Securities and the Preferred Securities.

ARTICLE II

TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application

This Guarantee is not subject to the provisions of the Trust Indenture Act.

SECTION 2.2 Lists of Holders of Securities

(a) The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is otherwise the registrar of the Preferred Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities (“List of Holders”) as of such date, (i) within one Business Day after December 15 and June 15 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) Within five Business Days after the receipt by the Guarantee Trustee of a written application by three or more Holders stating that the applicants desire to communicate with other holders of Preferred Securities with respect to their rights under such Guarantee or under the Preferred Securities, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Preferred Security for a period of at least six months preceding the date of such application, such Guarantee Trustee shall, at its election, either:

(1) Afford to such applicants access to all information so furnished to or received by the Guarantee Trustee; or

(2) Inform such applicants as to the approximate number of Holders according to the most recent information so furnished to or received by the Guarantee Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Guarantee Trustee shall elect not to afford to such applicants access to such information, the Guarantee Trustee shall, upon the written request of such applicants, mail to all such Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Guarantee Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five Business Days after such tender, the Guarantee Trustee shall mail to such applicants, a written statement to the effect that, in the opinion of the Guarantee Trustee, such mailing would be contrary to the best interests of the Holders, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

SECTION 2.3 Reports by the Guarantee Trustee

(a) Within 60 days after July 1 of each year, commencing July 1, 2009, the Guarantee Trustee shall provide to the Holders a brief report with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(1) The character and amount of any advances made by it, as Guarantee Trustee, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Preferred Securities, on the trust estate or on property or funds held or collected by it as the Guarantee Trustee, if such advances so remaining unpaid aggregate more than one-half of one per centum of the principal amount of the Preferred Securities outstanding on such date;

(2) Any change to the amount, interest rate, and maturity date of all other indebtedness owning to it in its individual capacity, on the date of such report, by the Guarantor, with a brief description of any property held as collateral security therefor;

(3) Any change to the property and funds physically in its possession as Guarantee Trustee on the date of such report;

(4) Any additional issue of Preferred Securities which it has not previously reported; and

(5) Any action taken by it in the performance of its duties under the Guarantee which it has not previously reported and which in its opinion materially affects the Preferred Securities or the trust estate.

(b) The Guarantee Trustee shall transmit to the Holders a brief report with respect to the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of subsection (a) (or if no such report has yet been so transmitted, since the date of execution of the Guarantee), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Preferred Securities, on the trust estate or on property or funds held or collected by it as such Guarantee Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than 10 per centum of the principal amount of Preferred Securities outstanding at such time, such report to be so transmitted within 90 days after such time.

(c) Reports pursuant to this section shall be transmitted by mail:

(1) To all registered holders of Preferred Securities, as the names and addresses of such Holders appear upon the registration books of the Issuer; and

(2) To such holders of Preferred Securities as have, within the two years preceding such transmission, filed their names and addresses with the Guarantee Trustee for that purpose.

SECTION 2.4 Periodic Reports to Guarantee Trustee

(a) The Guarantor shall:

(1) File with the Guarantee Trustee copies of the annual reports and of the information, documents and other reports which the Guarantor is required to file with the Securities and Exchange Commission or delivery to its shareholders. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to conclusively rely exclusively on Officers’ Certificates);

(2) File with the Guarantee Trustee, such additional information, documents, and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in the Guarantee, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of subsection (c) of this section, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to any matter specified in clauses (A), (B), or (C) of Section 2.4(b)(3);

(3) Transmit to the Holders, in the manner and to the extent provided, such summaries of any information, documents, and reports required to be filed by the Guarantor pursuant to the provisions of this Section 2.4(a); and

(4) Furnish to the Guarantee Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor’s compliance with all conditions and covenants under the Guarantee. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Guarantee.

(b) Upon the request of the Guarantee Trustee, the Guarantor shall furnish to the Guarantee Trustee evidence of compliance with the conditions precedent, if any, provided for in the Guarantee (including any covenants compliance with which constitutes a condition precedent) which relate to the satisfaction and discharge of the Guarantee, or to any other action to be taken by the Guarantee Trustee at the request or upon the application of such obligor. Such evidence shall consist of the following:

(1) Certificates or opinions made by officers of the Guarantor who are specified in the Guarantee, stating that such conditions precedent have been complied with;

(2) An opinion of counsel (who may be of counsel of the Guarantor) stating that in his opinion such conditions precedent have been complied with; and

(3) In the case of conditions precedent compliance with which is subject to verification by accountants (such as conditions with respect to the preservation of specified ratios, the amount of net quick assets, negative-pledge clauses, and other similar specific conditions), a certificate or opinion of an accountant. No certificate or opinion need be made by any person other than an officer or employee of the Guarantor who is specified in the Guarantee, as to (A) dates or periods not covered by annual reports required to be filed by the Guarantor, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (B) the amount and value of property additions, or (C) the adequacy of depreciation, maintenance or repairs.

(c) Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Guarantee (other than certificates provided pursuant to subsection

(a)(4) of this section) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 2.5 Evidence of Compliance with Conditions Precedent

The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 2.4 hereof. Any certificate or opinion required to be given by an officer pursuant to Section 2.4 hereof may be given in the form of an Officers’ Certificate.

SECTION 2.6 Events of Default; Waiver

The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Event of Default; Notice

(a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default with respect to this Guarantee known to a Responsible Officer of the Guarantee Trustee, mail by first class postage prepaid, to all Holders of the Preferred Securities, notices of all defaults actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

(b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge, of such Event of Default.

ARTICLE III

POWERS, DUTIES AND RIGHTS OF

GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Guarantee Trustee

(a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Preferred Securities.

(c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

(B) in the absence of bad faith or gross negligence on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee;

(ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

(iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2 Certain Rights of Guarantee Trustee

(a) Subject to the provisions of Section 3.1:

(i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii) Any direction or act of the Guarantor contemplated by this Guarantee may be sufficiently evidenced by an Officers’ Certificate.

(iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

(iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

(v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

(vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Guarantee Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

(vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee’s or its agent’s taking such action.

(x) Whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request and shall be entitled to receive, instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in conclusively relying on or acting in accordance with such instructions.

(xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

(b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

SECTION 3.3. Not Responsible for Recitals or Issuance of Guarantee

The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

ARTICLE IV

GUARANTEE TRUSTEE

SECTION 4.1 Appointment, Removal and Resignation of Guarantee Trustee

(a) Subject to Section 4.1(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

(b) The Guarantee Trustee shall not be removed in accordance with Section 4.1(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

(c) The Guarantee Trustee shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

(d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.1 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

(e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

(f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.1, the Guarantor shall pay to the Guarantee Trustee all amounts due to the Guarantee Trustee accrued to the date of such termination, removal or resignation.

SECTION 4.2 Gurantee Trustee; Eligibility

(a) There shall at all times be a Guarantee Trustee which shall:

(i) not be an Affiliate of the Guarantor; and

(ii) be a corporation organized and doing business under the laws of the United States or any State thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by Federal or State authority and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for th purposes of this Section 4.2, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.2(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.1(c).

(c) If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee shall either eliminate such interest or resign in the manner and with the effect set out in Section 4.1(c).

ARTICLE V

GUARANTEE

SECTION 5.1 Guarantee

The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis to the extent set forth in this Guarantee to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense (except for the defense of payment by the Issuer), right of set-off or counterclaim that the Issuer may have or assert. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantors shall notify the Guarantee Trustee of any such payment in writing.

SECTION 5.2 Waiver of Notice and Demand

The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of prepayment and all other notices and demands.

SECTION 5.3 Obligations Not Affected

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

(b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Prepayment Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Prepayment Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Notes permitted by the Indenture);

(c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

(d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

(e) any invalidity of, or defect or deficiency in, the Preferred Securities;

(f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Rights of Holders

(a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

(b) If the Guarantee Trustee fails to enforce such Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee’s rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5 Guarantee of Payment

This Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6 Subrogation

The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7 Independent Obligations

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

ARTICLE VI

LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1 Limitation of Transactions

So long as any Preferred Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor’s capital stock (which includes common and preferred stock) (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of stock under any such plan in the future, or the prepayment or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Guarantor’s capital stock or the exchange or the conversion of one class or series of the Guarantor’s capital stock for another class or series of the Guarantor’s capital stock, (e) the purchase of fractional interests in shares of the Guarantor’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or issuances of common stock in connection with any of the Guarantor’s stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Guarantor’s dividend reinvestment plans, in each case as now existing or hereafter established or amended) or (ii) make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Notes) that rank pari passu with or junior in right of payment to the Notes or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Notes (other than payments under the Guarantee with respect to the Preferred Securities), if at such time (i) there shall have occurred any event of which the Guarantor has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be an Event of Default and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) if such Notes are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Guarantee or (iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and any such extension shall be continuing.

SECTION 6.2 Ranking

This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Debt (as defined in the Indenture), to the same extent and in the same manner that the Notes are subordinated to Senior Debt pursuant to the Indenture (except as indicated below), it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Guarantee as if (x) such Article XV were set forth herein in full and (y) such obligations were substituted for the term “Securities” appearing in such Article XV, except that with respect to Section 15.03 of the

Indenture only, the term “Senior Debt” shall mean all liabilities of the Guarantor, whether or not for money borrowed (other than obligations in respect of Other Guarantees), (ii) pari passu with any Other Guarantee (as defined herein) and (iii) senior to any obligations in respect of any class of the Guarantor’s capital stock.

ARTICLE VII

TERMINATION

SECTION 7.1 Termination

This Guarantee shall terminate and be of no further force and effect (i) upon full payment of the Prepayment Price (as defined in the Amended and Restated Trust Agreement) of all Preferred Securities, or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Trust Agreement or the distribution of the Notes to the Holders of all of the Preferred Securities. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Guarantee.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1 Exculpation

(a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2 Indemnification

The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Guarantee.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Successors and Assigns

All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2 Amendments

Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may be amended only with the prior approval of the Holders of a Majority in liquidation amount of the Securities (including the stated amount that would be paid on prepayment, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Section 12.2 of the Trust Agreement with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3 Notices

All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a) If given to the Issuer, in care of the Administrative Trustee at the Issuer’s mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

Waccamaw Statutory Trust II I

c/o Waccamaw Bankshares, Inc.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

Attn: James G. Graham

Telephone: (910) 914-4200

Telecopier: (910) 641-0041

(b) If given to the Guarantee Trustee, at the Guarantee Trustee’s mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Administration

Telecopier: (302) 636-4140

(c) If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

Waccamaw Bankshares, Inc.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

Attn: James G. Graham

Telephone: (910) 914-4200

Telecopier: (910) 641-0041

(d) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4 Benefit

This Guarantee is solely for the benefit of the Holders of the Preferred Securities and is not separately transferable from the Preferred Securities.

SECTION 9.5 Governing Law

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, PROVIDED, HOWEVER, THAT THE RIGHTS (INCLUDING, WITHOUT LIMITATION, INDEMNIFICATION RIGHTS), DUTIES, STANDARDS OF CARE, QUALIFICATIONS, PROTECTIONS, PRIVILEGES AND IMMUNITIES OF THE TRUSTEE SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE IN WHICH THE CORPORATE TRUST OFFICE IS LOCATED.

SECTION 9.6 Counterparts

This Guarantee may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

THIS Guarantee is executed as of the day and year first above written.

WACCAMAW BANKSHARES, INC.,
as Guarantor

By:	/s/ James G. Graham
Printed Name: James G. Graham
Its: President and Chief Executive Officer

WILMINGTON TRUST COMPANY, as Guarantee Trustee

By:	/s/ Geoffrey J. Lewis
Printed Name: Geoffrey J. Lewis
Its: Senior Financial Services Officer